EXHIBIT 32

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C SECTION 1350)

In connection with the Annual Report of Fischer-Watt Gold Company, Inc. (the “Company”) on Form 10-K for the period ended January 31, 2012, as filed with the Securities and Exchange Commission (the “Report”), I, James G. Baughman, Chief Executive Officer and Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to my knowledge:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated..

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: April 25, 2012

By:	/s/ James G. Baughman
James G. Baughman
President, Chief Executive Officer,
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Fischer-Watt Gold Company, Inc., and will be retained by Fischer-Watt Gold Company, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.